Exhibit 99.1

The J.G. Wentworth Company® Reports Fourth Quarter and Full Year 2016 Results

RADNOR, Pa.—(BUSINESS WIRE) - March 28, 2017 The J.G. Wentworth Company® ("J.G. Wentworth" or the "Company") (OTCQX: JGWE) today reports financial results for the fourth quarter and full year 2016. "We continued to make progress against our key priorities.  The results for the quarter and full year reflect our efforts throughout the year to turnaround Structured Settlements, grow Home Lending, expand Payment Solutions and further enhance and diversify our funding platform," said Stewart A. Stockdale, Chief Executive Officer, The J.G. Wentworth Company.
The following are highlights from the fourth quarter and full year results:
Fourth Quarter 2016 Consolidated Results:

•
Consolidated revenues were $106.6 million, an increase of $22.3 million from the $84.3 million reported in the fourth quarter of 2015. The increase was due to the $14.5 million increase in revenues generated by the Home Lending segment ("Home Lending") that we acquired on July 31, 2015, driven primarily by an increase of $8.0 million in changes in mortgage servicing rights, net and an increase of $3.7 million in realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs. The increase in revenues in Home Lending was coupled with a $7.8 million increase in our Structured Settlement Payments segment's ("Structured Settlements") revenues driven principally by a $12.4 million increase in realized and unrealized gains on VIE and other finance receivables, long-term debt, and derivatives partially offset by a decrease in interest income of $2.9 million.

•
Home Lending generated loan lock volume of $1.1 billion and closed loan volume of $1.0 billion in the fourth quarter of 2016. The outstanding unpaid principal balance of our mortgage servicing rights ("MSR") portfolio was $4.1 billion as of December 31, 2016, an increase of $0.4 billion from the MSR portfolio's September 30, 2016 balance of $3.7 billion. The Company's MSR portfolio had a fair value of $41.7 million as of December 31, 2016.

•
The Company had $4.2 billion in VIE and other finance receivables, at fair value, and $4.0 billion in VIE long-term debt issued by securitization and permanent financing trusts, at fair value, as of December 31, 2016. The debt issued by our VIE securitization and permanent financing trusts is recourse only to the respective entities that issued the debt and is non-recourse to the Company and its other subsidiaries.

•
Consolidated net loss was $0.6 million compared to a $107.4 million consolidated net loss in the fourth quarter of 2015. The $106.8 million change was due to a $91.8 million decline in consolidated total expenses coupled with a $22.3 million increase in consolidated total revenues, partially offset by a $7.2 million change in our consolidated provision (benefit) for income taxes. The $91.8 million decline in consolidated total expenses reflects the impact of the $91.7 million impairment charge recorded during the three months ended December 31, 2015 for which there was not an equivalent impairment charge recorded in the current year. Excluding the impact of this impairment charge, consolidated total expenses were equivalent to the prior year reflecting a $7.5 million decrease in Structured Settlements' expense offset by a $7.4 million increase in Home Lending's expense. The $22.3 million increase in consolidated total revenues was driven by a $14.5 million increase in Home Lending's revenues coupled with a $7.8 million increase in Structured Settlements' revenues.

Fourth Quarter 2016 Segment Results:

•
Segment Adjusted Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization ("Segment Adjusted EBITDA*") for Home Lending was $7.5 million for the fourth quarter of 2016 compared to $0.7 million for the fourth quarter of 2015. The $6.8 million increase in Segment Adjusted EBITDA* for Home Lending was primarily due to an $8.0 million increase in changes in mortgage servicing rights, net between periods.

•
Segment Adjusted EBITDA* for Structured Settlements was $6.8 million for the fourth quarter of 2016 compared to $2.2 million for the fourth quarter of 2015. The $4.5 million increase in Segment Adjusted EBITDA* for Structured Settlements was primarily due to a decrease in operating expenses reflecting the results of our previously announced cost savings initiatives.

Full Year 2016 Consolidated Results:

•
Consolidated revenues were $324.7 million, an increase of $28.3 million from the $296.4 million for the full year 2015. The increase was due to an $82.5 million increase in Home Lending's revenue offset by a decrease of $54.2 million in Structured Settlement's revenue.

•
Home Lending generated loan lock volume of $5.3 billion and closed loan volume of $3.4 billion for the year ended December 31, 2016. The outstanding unpaid principal balance of our MSR portfolio increased from $3.0 billion as of December 31, 2015 to $4.1 billion as of December 31, 2016.

Exhibit 99.1

•
Consolidated net loss was $98.0 million compared to the $197.1 million consolidated net loss for the full year 2015. The $99.1 million change was due to a $73.7 million decline in consolidated total expenses coupled with a $28.3 million increase in consolidated total revenues, partially offset by a $2.9 million decrease in our consolidated benefit for income taxes. The $73.7 million decline in consolidated total expenses reflects the impact of the $121.6 million impairment charge recorded during the year ended December 31, 2015 as compared to a $5.5 million impairment charge recorded during the year ended December 31, 2016. Excluding the impact of these impairment charges, consolidated total expenses increased $42.4 million over the prior year due primarily to a $55.6 million increase in Home Lending's operating expenses partially offset by a $13.1 million decrease in Structured Settlement's operating expenses. The $28.3 million increase in consolidated total revenues was driven by an $82.5 million increase in Home Lending's revenues that was offset by a $54.2 million decline in Structured Settlements' revenues. Home Lending was acquired on July 31, 2015 and, therefore, the consolidated results for the year ended December 31, 2015 included only five months of Home Lending's operations.

Full Year 2016 Segment Results:

•
Segment Adjusted Earnings Before Interest Expense, Income Taxes, Depreciation and Amortization ("Segment Adjusted EBITDA*") for Home Lending was $31.2 million for the year ended December 31, 2016 compared to $2.7 million for the year ended December 31, 2015. The $28.5 million increase in Segment Adjusted EBITDA* for Home Lending was primarily due to the prior year including only five months of activity coupled with an $8.0 million increase in changes in mortgage servicing rights, net between the fourth quarter of 2016 and the fourth quarter of 2015.

•
Segment Adjusted EBITDA* for Structured Settlements was $16.2 million for the year ended December 31, 2016 compared to $49.6 million for the year ended December 31, 2015. The $33.5 million decrease in Segment Adjusted EBITDA* for Structured Settlements was primarily due to a $57.3 million decline in realized and unrealized gains on unsecuritized finance receivables and related derivatives reflecting lower Total Receivables Balances Purchases.

* This earnings press release includes Segment Adjusted EBITDA, which we use as a measure of our segments' operating performance. We report Segment Adjusted EBITDA because our Chief Operating Decision Maker ("CODM"), as that term is defined in Accounting Standards Codification 280 - Segment Reporting ("ASC 280"), uses Segment Adjusted EBITDA to evaluate our segments' performance. Not all companies calculate Segment Adjusted EBITDA in the same fashion and, therefore, these amounts as presented may not be comparable to other similarly titled measures of other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation. Results for the years ended December 31, 2016 and 2015, a description of the segment profitability measure and reconciliations of Segment Adjusted EBITDA to Loss Before Income Taxes are included in the accompanying financial information.
About The J.G. Wentworth Company®
The J.G. Wentworth Company® is focused on providing direct-to-consumer access to financing solutions through a variety of avenues, including: mortgage lending, structured settlement, annuity and lottery payment purchasing, prepaid cards, and access to providers of personal loans.
Mortgage loans are offered by J.G. Wentworth Home Lending, LLC NMLS ID # 2925 (www.nmlsconsumeraccess.org), 3350 Commission Court, Woodbridge, VA 22192; 888-349-3773.
For more information about The J.G. Wentworth Company®, visit www.jgw.com or use the information provided below.
This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.
Conference Call and Webcast
Management will host a webcast to discuss the fourth quarter and fiscal year 2016 financial results today, March 28, 2017, at 10:00 AM Eastern time. The webcast will include remarks from J.G. Wentworth's Chief Executive Officer, Stewart Stockdale, and Executive Vice President & Chief Financial Officer, Roger Gasper.
This call will be accompanied by a presentation and will be available via a webcast of the conference call live on the Investor Relations section of the Company's website listed below.
The J.G. Wentworth Company® Fourth Quarter and Fiscal Year 2016 Webcast.
Interested parties unable to access the conference call and view the presentation via the webcast through this link: The J.G. Wentworth Company® Fourth Quarter and Fiscal Year 2016 Webcast, may dial the Participant conference number: (866) 393-4306, Conference ID: 47942786.
A playback will be available through Tuesday, April 4th, 2017. To participate, utilize the dial-in information listed below:

Exhibit 99.1

Playback conference number: (800) 585-8367, Conference ID: 47942786. The presentation will be posted to the Company's website after the call.
Forward-Looking Statements
Certain statements in this press release constitute "forward-looking statements." All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as "plans," "expects" or "does expect," "budget," "forecasts," "anticipates" or "does not anticipate," "believes," "intends," and similar expressions or statements that certain actions, events or results "may," "could," "would," "might," or "will," be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements.  Consideration should also be given to the areas of risk set forth under the heading "Risk Factors" in our filings with the Securities and Exchange Commission, and as set forth more fully under "Part 1, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015,  as updated by "Part II, Item 1A. Risk Factors" in our Quarterly Reports on Form 10-Q for the quarters ending since that date as previously filed with the SEC and under "Part 1, Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 to be filed with the SEC. These risks and uncertainties include, among other things:  our ability to execute on our business strategy; our ability to successfully compete in the industries in which we operate; our dependence on the effectiveness of direct response marketing; our ability to retain and attract qualified senior management; any improper use of or failure to protect the personally identifiable information of past, current and prospective customers to which we have access; our ability to upgrade and integrate our operational and financial information systems, maintain uninterrupted access to such systems and adapt to technological changes in the industries in which we operate; our dependence on third parties, including our ability to maintain relationships with such third parties and our potential exposure to liability for the actions of such third parties; damage to our reputation and increased regulation of our industries which could result from unfavorable press reports about our business model; infringement of our trademarks or service marks; changes in, and our ability to comply with, any applicable federal, state and local laws and regulations governing us, including any applicable federal consumer financial laws enforced by the Consumer Financial Protection Bureau; our ability to maintain our state licenses or obtain new licenses in new markets; our ability to continue to purchase structured settlement payments and other financial assets; our business model being susceptible to litigation; our ability to remain in compliance with the terms of our substantial indebtedness and to refinance our term debt; our ability to obtain sufficient working capital at attractive rates or obtain sufficient capital to meet the financing requirements of our business; our ability to renew or modify our warehouse lines of credit; the accuracy of the estimates and assumptions of our financial models; changes in prevailing interest rates and our ability to mitigate interest rate risk through hedging strategies; the public disclosure of the identities and information of structured settlement holders maintained in our proprietary database; our dependence on the opinions of certain credit rating agencies of the credit quality of our securitizations; our ability to complete future securitizations, other financings or sales on favorable terms; the insolvency of a material number of structured settlement issuers; adverse changes in the residential mortgage lending and real estate markets, including any increases in defaults or delinquencies, especially in geographic areas where our loans are concentrated; our ability to grow our loan origination volume, acquire mortgage servicing rights ("MSRs") and recapture loans that are refinanced; changes in the guidelines of government-sponsored entities ("GSEs"), or any discontinuation of, or significant reduction in, the operation of GSEs; potential misrepresentations by borrowers, counterparties and other third-parties; our ability to raise additional capital as a result of our Class A common stock now being traded on the OTCQX® Market; and our ability to meet the ongoing eligibility standards of the OTCQX® Market.
Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Contacts:
The J.G. Wentworth Company®
Erik Hartwell, VP, Investor Relations
866-386-3853
investor@jgwentworth.com
or
Media Inquiries
The Glover Park Group
Becky Reeves

Exhibit 99.1

202-295-0139
breeves@gpg.com

Schedule A

The J.G. Wentworth Company
Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
	(Dollars in thousands, except per share data)
ASSETS
Cash and cash equivalents	$80,166	$57,322
Restricted cash and investments	195,588	136,780
VIE finance receivables, at fair value	4,143,903	4,376,458
Other finance receivables, at fair value	13,134	9,689
VIE finance receivables, net of allowances for losses of $9,023 and $8,659, respectively	85,325	99,874
Other finance receivables, net of allowances for losses of $2,061 and $1,707, respectively	8,619	10,468
Other receivables, net of allowances for losses of $280 and $273, respectively	17,771	16,285
Mortgage loans held for sale, at fair value	232,770	124,508
Mortgage servicing rights, at fair value	41,697	29,287
Premises and equipment, net of accumulated depreciation of $10,697 and $7,961, respectively	4,005	5,674
Intangible assets, net of accumulated amortization of $22,778 and $20,700, respectively	22,868	30,429
Goodwill	8,369	8,369
Marketable securities, at fair value	76,687	84,994
Deferred tax assets, net	405	2,250
Other assets	61,600	58,711
Total Assets	$4,992,907	$5,051,098

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Accrued expenses and accounts payable	$28,929	$21,548
Accrued interest	28,123	22,380
Term loan payable	431,872	423,504
VIE derivative liabilities, at fair value	50,432	66,519
VIE borrowings under revolving credit facilities and other similar borrowings	56,432	44,339
Other borrowings under revolving credit facilities and other similar borrowings	229,588	122,243
VIE long-term debt	62,939	196,663
VIE long-term debt issued by securitization and permanent financing trusts, at fair value	4,014,450	3,928,818
Other liabilities	52,448	65,106
Deferred tax liabilities, net	1,415	18,825
Installment obligations payable	76,687	84,994
Total Liabilities	$5,033,315	$4,994,939

Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 16,272,545 and 15,730,473 issued and outstanding as of December 31, 2016, respectively, 16,076,444 and 15,534,372 issued and outstanding as of December 31, 2015, respectively	$—	$—
Class B common stock, par value $0.00001 per share; 500,000,000 shares authorized, 8,710,158 issued and outstanding as of December 31, 2016, 8,908,698 issued and outstanding as of December 31, 2015, respectively	—	—
Class C common stock, par value $0.00001 per share; 500,000,000 shares authorized, 0 issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	—	—
Additional paid-in-capital	105,823	104,713
Accumulated deficit	(117,622)	(70,765)
	(11,799)	33,948
Less: treasury stock at cost, 542,072 shares as of December 31, 2016 and December 31, 2015, respectively	(2,138)	(2,138)
Total stockholders' equity, The J.G. Wentworth Company	(13,937)	31,810
Non-controlling interests	(26,471)	24,349
Total Stockholders' (Deficit) Equity	$(40,408)	$56,159
Total Liabilities and Stockholders’ (Deficit) Equity	$4,992,907	$5,051,098

Schedule B

The J.G. Wentworth Company
Consolidated Statements of Operations - Unaudited
(Dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015 (1)
REVENUES
Interest income	$47,821	$50,074	$193,032	$190,203
Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives	29,563	17,146	17,225	80,023
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	13,321	9,645	75,102	18,590
Changes in mortgage servicing rights, net	9,091	1,101	12,410	1,649
Servicing, broker, and other fees	4,066	3,523	13,824	8,000
Loan origination fees	2,551	1,511	8,996	2,543
Realized and unrealized gains on marketable securities, net	161	1,316	4,083	(4,641)
Total revenues	$106,574	$84,316	$324,672	$296,367

EXPENSES
Advertising	$13,029	$14,092	$55,223	$63,820
Interest expense	56,638	54,036	224,499	208,545
Compensation and benefits	19,915	16,233	79,750	52,656
General and administrative	5,050	6,377	26,870	21,057
Professional and consulting	2,369	5,644	14,755	21,486
Debt issuance	1,985	1,649	5,117	6,741
Securitization debt maintenance	1,379	1,459	5,605	5,912
Provision for losses	1,311	965	5,958	5,576
Direct subservicing costs	1,672	612	3,415	948
Depreciation and amortization	1,167	1,652	4,814	4,613
Installment obligations expense (income), net	1,259	3,076	6,538	(1,225)
Impairment charges and loss on disposal of assets	—	91,734	5,483	121,594
Total expenses	$105,774	$197,529	$438,027	$511,723
Income (loss) before income taxes	800	(113,213)	(113,355)	(215,356)
Provision (benefit) for income taxes	1,448	(5,793)	(15,340)	(18,216)
Net loss	$(648)	$(107,420)	$(98,015)	$(197,140)
Less: net income (loss) attributable to non-controlling interests	615	(52,446)	(51,158)	(101,828)
Net loss attributable to The J.G. Wentworth Company	$(1,263)	$(54,974)	$(46,857)	$(95,312)

Weighted average shares of Class A common stock outstanding:
Basic	15,696,465	15,443,362	15,649,474	14,690,746
Diluted	15,696,465	15,443,362	15,649,474	14,690,746

Net (loss) income per share attributable to stockholders of Class A common stock of The J.G. Wentworth Company
Basic	$(0.08)	$(3.56)	$(2.99)	$(6.49)
Diluted	$(0.08)	$(3.56)	$(2.99)	$(6.49)
(1) Home Lending was acquired on July 31, 2015 and, therefore, the results for 2015 include only five months of Home Lending’s operations.

Schedule C

The J.G. Wentworth Company
Selected Quarterly Data - Unaudited
(Dollars in thousands except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015 (1)
Consolidated
Net loss	$(648)	$(107,420)	$(98,015)	$(197,140)
Net loss attributable to The J.G. Wentworth Company	$(1,263)	$(54,974)	$(46,857)	$(95,312)

Weighted Average Diluted Shares - Basic	15,696,465	15,443,362	15,649,474	14,690,746
Basic loss per common share	$(0.08)	$(3.56)	$(2.99)	$(6.49)
Weighted Average Diluted Shares - Diluted	15,696,465	15,443,362	15,649,474	14,690,746
Diluted loss per common share	$(0.08)	$(3.56)	$(2.99)	$(6.49)

Structured Settlements Segment
Segment Adjusted EBITDA*	$6,760	$2,240	$16,165	$49,619

Total Receivables Balance (TRB) Purchases
Guaranteed structured settlements, annuities and lotteries	$147,603	$200,708	$604,846	$879,159
Life contingent structured settlements and annuities	17,927	23,499	108,525	97,696
Pre-settlement fundings	—	—	—	10,763
Total TRB Purchases	$165,530	$224,207	$713,371	$987,618

Home Lending Segment
Segment Adjusted EBITDA*	7,517	732	31,189	2,727

Mortgage Originations:
Locked - Units	4,485	2,751	20,078	5,085
Locked - Loan Volume	$1,148,627	$705,189	$5,264,222	$1,290,586
Closed - Units	3,702	1,887	12,886	3,291
Closed - Loan Volume	$974,985	$490,285	$3,424,237	$843,208

	Balance at December 31, 2016		Balance at December 31, 2015
Mortgage Servicing:
Loan count - servicing	16,817		12,504
Average loan amount	$241		$238
Average interest rate	3.57%		3.72%
(1) Home Lending was acquired on July 31, 2015 and, therefore, the results for 2015 include only five months of Home Lending’s operations.
*Represents a measure of our segments' operating performance, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation.

Schedule D

Unaudited
The J.G. Wentworth Company
Reconciliation of Segments' Adjusted EBITDA* to Loss Before Income Taxes - A Measure of Segment Profit or Loss Used in this Release and the Related Presentation
We report Segment Adjusted EBITDA in our Annual Report on Form 10-K as a measure of our segments' operating performance. We define Segment Adjusted EBITDA as net income (loss) under U.S. GAAP before non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes, depreciation and amortization and for our Structured Settlements segment, amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our business, interest expense associated with our senior secured credit facility, debt issuance costs and broker and legal fees incurred in connection with sale of finance receivables.
We present Segment Adjusted EBITDA as an indication of our segments' operating performance because our CODM, as that term is defined in ASC 280, uses Segment Adjusted EBITDA to evaluate performance and to allocate resources. Not all companies calculate Segment Adjusted EBITDA in the same fashion, and therefore these amounts as presented may not be comparable to other similarly titled measures of other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation. Below are reconciliations of Segments Adjusted EBITDA for the Company's two reportable segments to income (loss) before income taxes for the three and twelve months ended ended December 31, 2016 and 2015:

Schedule D

 The J.G. Wentworth Company
Reconciliation of Segments' Adjusted EBITDA* to Income (Loss) Before Income Taxes - Unaudited

	Three Months Ended December 31,		Line Item in the Statement of Operations where amounts are reflected
	2016	2015
	(In thousands)
Structured Settlements Segment Adjusted EBITDA	$6,760	$2,240
Home Lending Segment Adjusted EBITDA (1)	7,517	732
Other Adjustments/Eliminations	—	—
Subtotal Reportable Segments' Adjusted EBITDA	$14,277	$2,972

Securitization-related adjustments:
Unrealized gain (loss) on finance receivables, long-term debt and derivatives post securitization due to changes in interest rates	6,149	(8,548)	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Interest income from securitized finance receivables	43,628	44,714	Interest income
Interest income on retained interests in finance receivables	(351)	(5,783)	Interest income
Servicing income on securitized finance receivables	(1,262)	(1,317)	Servicing, broker, and other fees
Interest expense on long-term debt related to securitization and permanent financing trusts	(43,212)	(37,800)	Interest expense
Swap termination expense related to securitization entities	—	—	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Professional fees relating to securitizations	(1,381)	(1,459)	Securitization debt maintenance
Credit (provision) for losses associated with permanently financed VIEs	603	(25)	Provision for losses
Subtotal of securitization-related adjustments	$4,174	$(10,218)
Other adjustments:
Share based compensation	(451)	98	Compensation and benefits
Income tax benefit	—	—	Benefit for income taxes
Impact of prefunding on unsecuritized finance receivables	(3,199)	(24)	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Lease termination, severance and other restructuring related expenses	(116)	(813)	Compensation and benefits, Professional and consulting and General and administrative
Merger and acquisition related expense	(550)	—	Professional and consulting
Debt modification expense	(141)	—	Interest expense, Professional and consulting, and Debt issuance
Impairment charges and loss on disposal of assets	—	(91,734)	Impairment charges
Term loan interest expense	(10,184)	(10,193)	Interest expense
Debt issuance	(1,843)	(1,649)	Debt issuance
Broker and legal fees incurred in connection with sale of finance receivables	—	—	General and administrative and Professional and consulting
Depreciation and amortization	(1,167)	(1,652)	Depreciation and amortization
Income (Loss) Before Income Taxes	$800	$(113,213)
*Represents a measure of our segments' operating performance, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation.

Schedule E

The J.G. Wentworth Company
Reconciliation of Segments' Adjusted EBITDA* to Loss Before Income Taxes - Unaudited

	Twelve Months Ended December 31,		Line Item in the Statement of Operations where amounts are reflected
	2016	2015
	(In thousands)
Structured Settlements Segment Adjusted EBITDA	$16,165	$49,619
Home Lending Segment Adjusted EBITDA (1)	31,189	2,727
Other Adjustments/Eliminations	—	—
Subtotal Reportable Segments' Adjusted EBITDA	$47,354	$52,346

Securitization-related adjustments:
Unrealized loss on finance receivables, long-term debt and derivatives post securitization due to changes in interest rates	(77,652)	(75,802)	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Interest income from securitized finance receivables	177,781	171,773	Interest income
Interest income on retained interests in finance receivables	(16,149)	(21,652)	Interest income
Servicing income on securitized finance receivables	(5,181)	(5,284)	Servicing, broker, and other fees
Interest expense on long-term debt related to securitization and permanent financing trusts	(162,442)	(147,723)	Interest expense
Swap termination expense related to securitization entities	(3,053)	—	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Professional fees relating to securitizations	(5,605)	(5,913)	Securitization debt maintenance
Credit (provision) for losses associated with permanently financed VIEs	60	(25)	Provision for losses
Subtotal of securitization-related adjustments	$(92,241)	$(84,626)
Other adjustments:
Share based compensation	(1,448)	(1,291)	Compensation and benefits
Income tax benefit	—	—	Benefit for income taxes
Impact of prefunding on unsecuritized finance receivables	(3,199)	(1,618)	Realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives
Lease termination, severance and other restructuring related expenses	(3,602)	(3,095)	Compensation and benefits, Professional and consulting and General and administrative
Merger and acquisition related expense	(550)	(2,946)	Professional and consulting
Debt modification expense	(2,399)	(792)	Interest expense, Professional and consulting, and Debt issuance
Impairment charges and loss on disposal of assets	(5,483)	(121,594)	Impairment charges
Term loan interest expense	(40,559)	(40,386)	Interest expense
Debt issuance	(4,455)	(6,741)	Debt issuance
Broker and legal fees incurred in connection with sale of finance receivables	(1,959)	—	General and administrative and Professional and consulting
Depreciation and amortization	(4,814)	(4,613)	Depreciation and amortization
Loss Before Income Taxes	$(113,355)	$(215,356)
(1) Home Lending was acquired on July 31, 2015 and, therefore, the results for 2015 include only five months of Home Lending’s operations.
*Represents a measure of our segments' operating performance, which as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, Segment Adjusted EBITDA is not indicative of cash flow generation.